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                                                                    EXHIBIT 99.a
       ONEOK FINANCIAL NEWS
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ONEOK, INC.                                 CONTACT: WELDON WATSON, 918/588-7158
P. O. BOX 871
TULSA, OK 74102-0871                        FOR IMMEDIATE RELEASE APRIL 20, 1999



                  ONEOK/COSTILLA STRATEGIC ALLIANCE TERMINATES


         Tulsa, Oklahoma - The previously announced strategic alliance between ONEOK, Inc., NYSE:OKE) and Costilla Energy, Inc., (Nasdaq:COSE) has been terminated after the announcement by Costilla that it had terminated a purchase sale agreement with Pioneer Natural Resources Company (NYSE:PXD).

         The strategic alliance was contingent upon the success of Costilla's agreement to acquire $335 million in certain oil and gas properties owned by Pioneer Natural Resources. The ONEOK alliance with Costilla involved a $35 million acquisition of properties and a $65 million equity investment in Costilla.

         ONEOK, Inc., is an integrated natural gas company involved in production, processing, gathering, storage and transmission. The company is also the largest natural gas distributor in Kansas and Oklahoma operating as Oklahoma Natural Gas Company and Kansas Gas Service Company, serving 1.4 million customers.

                                      # # #

STATEMENTS CONTAINED IN THIS RELEASE THAT INCLUDE COMPANY EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE FORWARD-LOOKING STATEMENTS INTENDED TO BE COVERED BY THE SAFE HARBOR PROVISIONS OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. IT IS IMPORTANT TO NOTE THAT THE ACTUAL RESULTS OF COMPANY EARNINGS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. INFORMATION IS AVAILABLE ON THE INTERNET WORLD WIDE WEB AT http://www.oneok.com.





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